Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 70 to the Registration Statement of TD Asset Management USA Funds Inc. (Form N-1A No. 33-96132) of our report dated March 23, 2015 on the financial statements and financial highlights of the TDAM Short-Term Bond Fund, TDAM Core Bond Fund, TDAM High Yield Bond Fund, TDAM 1- to 5-Year Corporate Bond Portfolio, TDAM 5- to 10-Year Corporate Bond Portfolio, TDAM U.S. Equity Shareholder Yield Fund, TDAM U.S. Large Cap Core Equity Fund, TDAM Global Equity Shareholder Yield Fund, TDAM Global Low Volatility Equity Fund, TDAM Global All Cap Fund, TDAM Target Return Fund and TDAM U.S. Small-Mid Cap Equity Fund (twelve of the series constituting TD Asset Management USA Funds Inc.) (the “Funds”) included in the Funds’ Annual Report to shareholders for the year ended January 31, 2015.

/s/ERNST & YOUNG LLP

Philadelphia, Pennsylvania

May 26, 2015